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                                                                     EXHIBIT 3.3


                                       BYE-LAWS


                                          OF


                               TYCO INTERNATIONAL LTD.
                  (INCORPORATING ALL AMENDMENTS TO 27TH MARCH, 1998)

1.   INTERPRETATION

     In these Bye-Laws, unless there is something in the subject or context inconsistent therewith:-

     "The Companies Acts" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company.

     "The Company" means ADT Limited(1).

     "The Directors" means the Directors for the time being of the Company.

     "Dividend" includes bonus.

     "Member" means a person or body corporate registered in the Register as the holder of shares in the Company.

     "Month" means calendar month.

     "Notice" means written notice unless otherwise specifically stated.

     "Paid up" includes credited as paid up.

     "The Register" means the Register of Members and includes any branch or sub-register.

     "The Registrar" means any person appointed to perform the duties of Registrar and if no such person shall be appointed means the Secretary.

     "The Seal" means the Common Seal of the Company or any Overseas Seal or any Securities Seal.

     "Secretary" means the person appointed to perform the duties of the Secretary of the Company and includes any Assistant or Acting Secretary.


__________________
(1) The name of the Company was changed from ADT Limited to Tyco International Ltd. on 2nd July, 1997.

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     "Signed" includes a signature or reproduction of a signature affixed by mechanical means and cognate expressions shall be construed accordingly.

     "Subsidiary" means any company or other legal entity which is for the time being controlled by the Company. For the purposes of this definition, control includes the right or power of the Company, whether directly or through some other company or legal entity which is so controlled:-

     (i) to receive more than one-half of all distributions, whether of capital or revenue, at any time made by the Company or entity; or

     (ii) to cast more than one-half of all the votes capable of being cast at any general meeting of such company or entity (but excluding any votes which are only exercisable upon the occurrence of any contingency); or

     (iii) to control the composition of the Board of Directors, Board of Management or equivalent executive body (or, if there is more than one such Board or body, any one of them) of, or otherwise to direct the management or policies of, such company or entity.

     "In writing" and "written" include printing, lithography, photography and other modes of representing or reproducing words in visible form.

     "May" shall be construed as permissive.

     "Shall" shall be construed as imperative.

     References in these Bye-Laws to shares or other securities being listed on a stock exchange shall include their being quoted or publicly traded on a stock exchange or other securities market, unless the context otherwise requires.

     References in these Bye-Laws to any statute or statutory provision shall include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

     Words importing the singular number only include the plural number and vice versa.

     Words importing the masculine gender only include the feminine and neuter genders respectively.

     Words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate.

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                        SHARE CAPITAL AND VARIATION OF RIGHTS

2.   SHARE CAPITAL

     The authorised share capital of the Company shall be in the amount and divided into the classes and having the rights set out in the Schedule to these Bye-Laws (as amended from time to time), which shall be deemed to be incorporated in and form part of this Bye-Law 2.

3.   ALTERATION OF RIGHTS

     If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a resolution passed at a separate General Meeting of the holders of the shares of that class by a majority of three-fourths of such holders voting in person or by proxy. To any such separate General Meeting, all the provisions of these Bye-Laws as to Special General Meetings shall MUTATIS MUTANDIS apply but so that:-

     (a) the necessary quorum shall be three or more persons holding or representing by proxy not less than one-third of the issued shares of the class;

     (b) every holder of shares of the class shall be entitled on a poll to one vote for every share of such class held by him;

     (c) any holder of shares of the class present in person or by proxy may demand a poll; and

     (d) at any adjourned meeting two holders of the shares of the class present in person or by proxy (whatever the number of shares held by them) shall be a quorum.

4.   EFFECT OF ISSUING SHARES RANKING PARI PASSU WITH EXISTING SHARES

     The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking PARI PASSU therewith.

4A.  ISSUE AND PURCHASE OF OWN SHARES

(1) Subject to the rights conferred upon the holders of any class of shares, the Directors may exercise the powers of the Company to purchase its own shares and to allot, grant options over or otherwise dispose of shares which the Directors have been authorised

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     to allot and issue by the Company in General Meeting upon such terms and subject to such conditions as they think fit.

(2) The Directors of the Company may, subject to the provisions of the Companies Acts, at any time exercise the power of the Company to purchase its own shares conferred by paragraph (1) of this Bye-Law up to the maximum nominal amount of share capital authorised by resolution of the Company in General Meeting from time to time. The Directors are hereby authorised pursuant to Section 42A of The Companies Act 1981 of Bermuda to take all steps required to effect any such purchase.

4B.  REDEEMABLE PREFERENCE SHARES

     The terms and manner of redemption of any redeemable preference shares of the Company shall be either (a) as the Company may in General Meeting determine or (b) in the event that the Company in General Meeting may have so authorised, as the Directors or any committee thereof may by resolution determine before the allotment of such shares, such resolution to be attached as an appendix to these Bye-Laws.

5.   TRUSTS NOT RECOGNISED

     Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not, except as by statute required, be bound to recognise any equitable or other claim or interest in such share on the part of any other person.

5A.  RENUNCIATION ON ALLOTMENT

     The Directors may at any time after the allotment of any share but before any person has been entered in the Register of Members as the holder recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

6.   RECEIPTS IN THE CASE OF JOINT HOLDERS

     If two or more persons are registered as joint holders of any shares, then any one of such joint holders may give effectual receipts for dividends or other monies payable in respect of the shares held by them as joint holders.

7.   CERTIFICATES

     Subject to the Companies Acts and to the conditions of issue of any share or class of shares, every Member shall be entitled to a certificate under the Seal specifying the shares held by him and whether the same are fully paid up and, if not, how much has been paid thereon provided that no certificate shall be issued to any Member who is designated as a nominee of an internationally recognised stock exchange unless such Member shall specifically request the Company to issue the same or to any Member

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     whose shares are of a category designated by the Directors as being uncertificated. No certificate shall be issued representing shares of more than one class.

8.   NEW CERTIFICATES

     If any share certificate be worn out or defaced, then, upon production thereof to the Registrar, and on such reasonable indemnity as the Directors deem adequate being given, they shall order the same to be cancelled and shall issue a new certificate in lieu thereof without charge. If any such certificate be lost or destroyed, then upon proof thereof to the satisfaction of the Directors, and on such reasonable indemnity as the Directors deem adequate being given, a new certificate in lieu thereof shall be issued without charge. Subject as provided in Bye-Law 7, a Member who has transferred part of the shares comprised in his registered holding shall be entitled to a certificate for the balance without charge. Any two or more certificates representing shares of any one class held by any Member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge. In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

9.   DELIVERY OF CERTIFICATES

     The certificate for shares registered in the names of two or more persons shall, unless otherwise directed by them in writing delivered to the Secretary, be delivered to the person first named on the Register.

                                       LIEN

10.  COMPANY'S LIEN

     The Company shall have a lien on every share (not being a fully paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a lien on all shares (other than fully paid shares) standing registered in the name of a single person, for all monies presently payable by him or his estate to the Company; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Bye-Law. The Company's lien, if any, on a share shall extend to all dividends payable thereon.

10A. TAXATION


     Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in any of the Company's registers as held either jointly or solely by any Member or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Member by the Company

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     on or in respect of any shares registered as aforesaid or for or on account or in respect of any Member and whether in consequence of:-

     (a)  the death of such Member;

     (b)  the non-payment of any income tax or other tax by such Member;

     (c) the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Member or by or out of his estate;

     (d)  any other act or thing;

     in every such case (except to the extent that the rights conferred upon holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):-

     (i) the Company shall be fully indemnified by such Member or his executor or administrator from all liability;

     (ii) the Company shall have a lien upon all dividends and other monies payable in respect of the shares registered in any of the Company's registers as held either jointly or solely by such Member for all monies paid or payable by the Company in respect of such shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such Member under or in consequence of any such law together with interest at the rate of fifteen per cent. per annum thereon from date of payment to date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

     (iii) the Company may recover as a debt due from such Member or his executor or administrator wherever constituted any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company;

     (iv) the Company may if any such money is paid or payable by it under any such law as aforesaid refuse to register a transfer of any shares by any such Member or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company until such excess is paid to the Company.

     Subject to the rights conferred upon the holders of any class of shares nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such Member as aforesaid, his executor, administrator and estate wheresoever constituted

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     or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

11.  POWER OF SALE

     The Company may sell, in such manner as the Directors may think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists, is presently payable, nor until the expiration of fourteen days after a notice stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the shares, or the person entitled thereto by reason of his death or bankruptcy.

12.  TRANSFER ON SALE UNDER LIEN

     To give effect to such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

13.  APPLICATION OF PROCEEDS OF SALE

     The net proceeds of the sale after payment of the costs of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before sale) be paid to the persons entitled to the shares at the date of the sale.

                                CALLS ON SHARES

14.  CALLS

     The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares and not by the conditions of the allotment thereof made payable at fixed times. A call may be revoked or postponed as the Directors may determine.

15.  WHEN CALLS DEEMED TO BE MADE

     A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

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16.  INTEREST ON CALLS

     If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding fifteen per cent. per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

17.  SUMS PAYABLE ON ALLOTMENT DEEMED TO BE CALLS

     Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date shall for the purposes of these Bye-Laws be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-Laws as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

18.  DIFFERENTIATION BETWEEN MEMBERS

     The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

19.  PAYMENT IN ADVANCE

     The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may pay interest at such rate not exceeding fifteen per cent. per annum as may be agreed between the Directors and the Member paying such sum in advance.

20.  LIABILITY OF JOINT HOLDERS

     The joint holders of any share shall be jointly and severally liable to pay all calls in respect thereof.

                              REGISTRATION OF MEMBERS

21.  REGISTRATION OF MEMBERS

     The Directors shall cause to be entered in the Register the particulars required by law and the Register shall be kept in such manner as to show at all times the Members for the time being and the shares respectively held by them. The Register shall be open for inspection at the office of the Registrar between 10.00 a.m. and 12.00 noon on every working day.

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                         TRANSFER AND TRANSMISSION OF SHARES

22.  EXECUTION OF TRANSFER

     Subject to the Companies Acts and these Bye-Laws, a share may be transferred in any manner which the Directors may approve. The Directors may require a transfer to be effected by an instrument signed by the transferor and, in the case of a partly paid share, also by the transferee. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof.

23.  FORM OF TRANSFER

     The instrument of transfer shall be in writing and in the usual common form or in any other form which the Directors may approve. The instrument of transfer may be on the back of the share certificate.

24.  IN WHAT CASES DIRECTORS MAY DECLINE TO REGISTER TRANSFERS

(1) The Directors may decline to register any transfer of shares upon which the Company has a lien, and in the case of shares not fully paid up, may refuse to register or transfer to a transferee of whom they do not approve.

(2) The Directors may decline to register any transfer of shares by a transferor or to a transferee on whom the Company has duly served a notice under Bye-Law 46 or under Bye-Law 104 (not being a transfer in compliance with such notice) during a period of suspension of voting and other rights in respect of such shares under Bye-Law 46.

25.  TRANSFER TO BE LEFT AT OFFICE AND EVIDENCE TO BE GIVEN

     Unless otherwise determined by the Directors, either generally or in such cases as they may specify, every instrument of transfer shall be left at the office of the Registrar for registration, accompanied by the certificate of the shares to be transferred, and such other evidence as the Registrar may require to prove the title of the transferor, or his right to transfer the shares.

26.  JOINT HOLDERS

     Without prejudice to the generality of the provisions of Bye-Law 24, the Directors may refuse to register any transfer of shares (whether fully paid or not) in favour of more than four persons jointly.

27.  NOTICE OF REFUSAL

     If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee a notice of refusal.

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28.  RECOGNITION OF LEGAL PERSONAL REPRESENTATIVES OF DECEASED MEMBER

     In the case of the death of a Member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing in this Bye-Law contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with any other person.

29.  RIGHTS ON DEATH

     Any person becoming entitled to shares in consequence of the death of a Member, upon producing such evidence as the Directors may deem sufficient, may be registered as a Member in respect of such shares, or may, subject to Bye-Law 24, transfer such shares to some other person by executing an instrument of transfer in accordance with Bye-Law 23 above.

29A. DESTRUCTION OF RECORDS

     The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company.

     Provided always that:-

     (a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

     (b) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Bye-Law;

     (c) references herein to the destruction of any document include references to the disposal thereof in any manner.

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29B. UNTRACED SHAREHOLDERS

     The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a Member or the shares to which a person is entitled by virtue of the transmission on death or bankruptcy if and provided that:

     (i) during the period of six years prior to the date of the publication of the advertisement referred to in paragraph (ii) below no dividend (or cash option duly exercised in relation to a capitalisation issue) in respect of those shares has been claimed and all share certificates for shares issued under a capitalisation issue or under a scrip dividend option for which an election has duly been made have been returned to the Company unclaimed provided that at least two payments of dividends and/or capitalisation issues and/or scrip dividend issues have taken place in relation to the shares in question during such six year period; and

     (ii) the Company shall on expiry of the said period of six years have inserted an advertisement in a newspaper circulating in the area of the address at which service of notices upon such Member or other person may be effected in accordance with these Bye-Laws, giving notice of its intention to sell the said shares; and

     (iii) during the said period of six years and the period of three months following the publication of the said advertisement the Company shall have received indication neither of the whereabouts nor of the existence of such Member or person; and

     (iv) notice shall have been given to any stock exchange upon which the shares in question are listed for the time being of its intention to make such sale.

     To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Directors may from time to time think fit.

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                                 FORFEITURE OF SHARES

30.  IF CALL OR INSTALMENT NOT PAID NOTICE MAY BE GIVEN

     If any Member fails to pay any call or instalment on or before the day appointed for payment of the same, the Directors may at any time thereafter, during such time as the call or instalment remains unpaid, serve a notice on such Member requiring him to pay the same, together with any interest that may have accrued, and all expenses that may have been incurred by the Company by reason of such non-payment.

31.  FORM OF NOTICE

     The notice shall name a day (not less than fourteen days from the date of the notice), and a place on and at which such call or instalment and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

32.  IF NOTICE NOT COMPLIED WITH, SHARES MAY BE FORFEITED

     If the requisitions of any such notice as aforesaid are not complied with, any shares in respect of which such notice has been given may, at any time thereafter, before payment of all calls or instalments, interest and expenses due in respect thereof, be forfeited by resolution of the Directors to that effect. Such forfeiture shall include all dividends declared or accruing in respect of the forfeited shares, and not actually paid before forfeiture.

33.  NOTICE OF FORFEITURE

     When any share shall have been so forfeited, notice of the resolution shall be given to the person in whose name it stood immediately before the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register.

34.  FORFEITED SHARE TO BECOME PROPERTY OF COMPANY

     Any share so forfeited shall be deemed to be the property of the Company, and the Directors may sell, re-allot, or otherwise dispose of the same in such manner as they think fit. A statutory declaration in writing that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the share certificate delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of

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     the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

35.  POWER TO ANNUL FORFEITURE

     The Directors may, at any time before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

36.  ARREARS TO BE PAID NOTWITHSTANDING FORFEITURE

     Any person whose shares have been forfeited shall, notwithstanding, be liable to pay, and shall forthwith pay to the Company, all calls, instalments, interest and expenses owing upon or in respect of such shares at the time of the forfeiture, together with interest thereon from the time of forfeiture until payment at seven per cent. per annum, and the Directors may enforce the payment thereof if they think fit.

                              ALTERATION OF CAPITAL

37.  CONSOLIDATION AND SUB-DIVISION OF CAPITAL

     Subject to the provisions of the Companies Acts, the Company in General Meeting may by resolution:-

     (a) consolidate and divide its share capital into shares of a larger par value than that fixed by the Company's Memorandum of Association;

     (b) sub-divide its shares into shares of a smaller par value than that fixed by the Company's Memorandum of Association;

     (c) cancel shares which, at the date of the passing of such resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

37A. PROCEDURE ON CONSOLIDATION

     Upon any consolidation of fully-paid shares into shares of larger amount the Directors may settle any difficulty which may arise with regard thereto and in particular may as between the holders of shares so consolidated determine which shares are consolidated into each consolidated share and in the case of any shares registered in the name of one holder (or joint holders) being consolidated with shares registered in the name of another holder (or joint holders) may make such arrangements for the allocation, acceptance or sale of the consolidated share and for the distribution among the persons entitled thereto of any monies received in respect thereof as may be thought fit and for the purpose of giving effect thereto may appoint some person to transfer the consolidated share or any fractions thereof and to receive the purchase

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     price thereof and any transfer executed in pursuance thereof shall be effective and after such transfer has been registered no person shall be entitled to question its validity.

38.  INCREASE OF CAPITAL

     Subject to the provisions of the Companies Acts, the Company in General Meeting may by resolution increase its share capital to such sum as the resolution shall prescribe.

39.  REDUCTION OF CAPITAL

     Subject to the provisions of the Companies Acts, the Company in General Meeting may by resolution reduce its share capital to such sum not less than the minimum share capital prescribed by the Company's Memorandum of Association as the resolution shall prescribe.

                               MEETINGS OF THE COMPANY

40.  ANNUAL GENERAL MEETING

     The Annual General Meeting of the Company shall be held once at least in every calendar year at such place as may be designated in the notice of meeting and a notice of such meeting shall be given by mail, telex or cable to each Member at his address as shown in the Register, at least five days before the meeting takes place, stating the time, date and place and, as far as practicable, the objects of the meeting.

41.  SPECIAL GENERAL MEETING

     The Directors may convene a Special General Meeting of the Company at such place as may be designated in the notice of meeting whenever in their judgment such a meeting is necessary and such meeting shall be convened by notice in like manner as the Annual General Meeting, at least five days before the meeting takes place. Such notice shall state the time, date and place, and as far as practicable, the objects of the meeting.

42.  MEETING CALLED ON REQUISITION

     A Special General Meeting of the Company called on the written requisition of Members holding at the date of the deposit of the requisition not less than one-tenth part in value of the paid-up capital of the Company as at the date of the deposit carries the right of voting at General Meetings of the Company shall be convened by notice in like manner as the Annual General Meeting.

43.  QUORUM

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

     At any General Meeting of the Company not less than two holders of Common Shares present either in person or by proxy, shall form a quorum for the transaction of business and if a quorum does not assemble within half an hour after the time appointed for the meeting, the meeting, if convened on the requisition of Members, shall be dissolved and in any other case shall be adjourned to a future date as determined by the Directors. The Directors shall give notice of the adjourned meeting in such manner as they consider expedient.

44.  VALIDITY OF MEETING CALLED ON SHORT NOTICE

     A meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in Bye-Laws 40 and 41, be deemed to have been duly called if it is agreed (a) in the case of a meeting called as the Annual General Meeting, by all the Members entitled to attend and vote thereat and (b) in the case of any other meeting, by a majority in number of the Members having a right to attend and vote thereat, being a majority together holding not less than ninety-five per cent. in nominal value of the shares giving the right to attend and vote at the meeting.

45.  POWER TO ADJOURN GENERAL MEETING

     The chairman of the meeting may, with the consent of the meeting, and shall, if so directed by the meeting or (prior to or at the meeting) by the Board of Directors (or a duly authorised committee thereof), adjourn the meeting, from time to time and from place to place as the chairman of the meeting shall determine (subject to any directions from the Board of Directors or a duly authorised committee thereof). Whenever a meeting is adjourned for more than five days, the Directors shall give notice of the adjourned meeting in such manner as they consider expedient. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

                                  VOTING AT MEETINGS

46.  VOTING RIGHTS

(1) Subject to any rights or restrictions attached to any class of shares, at any meeting of the Company, each Member present in person shall be entitled to one vote on any question to be decided on a show of hands and each Member present in person or by proxy shall be entitled on a poll to one vote for each share held by him.

     Provided that no Member shall be entitled (save as proxy for another Member) to be present or vote at any meeting, either personally or by proxy, or to exercise any privilege in relation to meetings of the Company conferred by membership, or be reckoned in a quorum:-

     (A) in respect of any share held by him (whether alone or jointly with any other person) on which there shall not have been paid all calls for the time being due and payable, together with interest and expenses (if any); or

     (B) in respect of any shares held by him in relation to which he or any person appearing to be interested in such shares has been duly served with a notice under paragraph (2) of this Bye-Law which:-

          (i) requires him or such other person to give information to the Company in accordance with such paragraph; and

          (ii) contains a statement to the effect that upon failure to supply such information before the expiry of a period specified in such notice (being such reasonable period as the Directors shall determine from the date of service of such notice) the registered holder of such shares shall not be entitled to vote or otherwise exercise the rights referred to in this Bye-Law and the person on whom such notice was served fails to supply such information within the period so specified.

          Provided that:-

          (a)  the Company shall be entitled to serve a notice under paragraph
               (2) of this Bye-Law which fulfils sub-sub-paragraphs (i) and (ii) above on a person who is not the registered holder of shares in the Company only if the registered holder of the shares in question has previously been, or is simultaneously with the service of such a notice, served by the Company with a notice under paragraph (2) of this Bye-Law; and

          (b) the disqualification provisions of this sub-paragraph (B) shall take effect only upon the service on the registered holder of the shares in question of a notice to the effect that he has thereby become subject to the said disqualification for so long as the information requested pursuant to this sub-paragraph (B) has not been supplied to the Company and for a period of ninety days thereafter; and

          (c) for the purpose of this sub-paragraph (B) a person shall be treated as appearing to be interested in any shares if (after taking into account any information supplied in response to any notice under paragraph (2) of this Bye-Law and any other information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.

     (C) in respect of any shares held by him in relation to which he or any person appearing to be interested in such shares has been duly served with a notice under Bye-Law 104 which:

          (i) requires him or such other person to make an offer in accordance with, or otherwise comply with the terms of, such Bye-Law; and

          (ii) contains a statement to the effect that upon failure to make such an offer before the expiry of a period specified in such notice (being not less than twenty-eight days from the date of service of such notice) or, having made such an offer or acquired such shares in contravention of a notice served under that Bye-Law, otherwise fails to comply with the provisions of Bye-Law 104 the registered holder of such shares shall not be entitled to vote or otherwise exercise the rights referred to in this Bye-Law and the person on whom such notice was served fails to make such an offer within the period so specified or fails to remedy such non-compliance.

          Provided that:-

          (a) the Company shall be entitled to serve a notice under paragraph (2) of this Bye-Law which fulfils sub-sub-paragraphs (i) and (ii) above on a person who is not the registered holder of shares in the Company only if the registered holder of the shares in question has previously been, or is, simultaneously with the service of such a notice, served by the Company with a notice under Bye-Law 104; and

          (b) the disqualification provisions of this sub-paragraph (C) shall take effect only upon the service on the registered holder of the shares in question of a notice to the effect that he has thereby become subject to the said disqualification and shall subsist until an offer is made in accordance with Bye-Law 104 and such offer becomes or is declared unconditional in all respects in accordance with its terms.

     (D) in respect of any shares in relation to which he and any person specified in paragraph (3) of this Bye-Law has been duly served with a notice under paragraph (3) which remains in effect.

(2) (A) The Company may by notice in writing require any person whom the Company knows or has reasonable cause to believe to be interested in shares in the Company to indicate whether or not it is the case and, where that person holds any interest in any such shares, to give such further information as may be required in accordance with sub-paragraph (B) below.

     (B) Any such notice may require the person to whom it is addressed to give particulars of his own present interests in shares in the Company.

     (C) The particulars referred to above include particulars of the identity of persons interested in the shares in question and of whether persons interested in the same shares are parties to any agreement or arrangement relating to the exercise of any of the rights conferred by the holding of the shares.

     (D) A notice under this Bye-Law shall require any information given in response to the notice to be given in writing within such reasonable time as the Directors may determine and is specified in the notice.

     (E) For the purposes of this Bye-Law, a person who is interested in a right to subscribe for or convert into shares in the Company shall be deemed to be interested in shares in the Company and references to interests in shares shall include any interest whatsoever in such shares including, without limitation, a right to control directly or indirectly the exercise of any right conferred by the holding of shares alone or in conjunction with a person deemed to be acting in concert for the purposes of Bye-Law 104 and the interest of any person shall be deemed to include the interest of any other person deemed to be acting in concert as aforesaid.

     (F) A notice which has taken effect under this Bye-Law shall remain in effect in accordance with its terms following a transfer of the shares to which it relates unless and until the Directors determine otherwise and notify the registered holder accordingly.

     (G) The right to receive payments of income or capital which become due or payable in respect of any share during a period of disqualification applicable to such share under this Bye-Law shall be suspended during such period of disqualification without any liability of the Company to the Member for late payment or non-payment and the Company may retain such sums for its own use and benefit during such period of suspension and the holders of such shares may, in the discretion of the Directors, be excluded from participation in any further issue of shares by reference to an existing holding of shares at a point in time during such period of suspension. No trust shall be created in respect of any such debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on such amount, which may be employed in the business of the Company or invested in such investments as the Directors may from time to time think fit.

(3) (A) Where any person whether alone or in circumstances where for the purposes of Bye-Law 104 he is acting in concert with other persons acquires or has acquired interests in shares which (including the interests of persons with whom he is acting in concert as aforesaid) amount to three per cent. or more of the issued share capital of any class of the Company he shall within two days following the date on which he became aware (or ought reasonably to have become aware) of the acquisition of such an interest notify the Company of the existence of such interest and shall in making such notification to the Company also supply the particulars referred to in sub-paragraphs (2)(B) and (2)(C) above and so long as his interest as aforesaid amounts to three per cent. or more of the issued share capital of any class of the Company he shall notify the Company of any change in his interests (including the interests of persons with whom he is acting in concert as aforesaid) amounting to one per cent. or more of the issued share capital of any class of the Company within two days following the date on which he became aware (or ought reasonably to have become aware) of such change.

     (B) If any person has failed to make a notification in accordance with sub-paragraph (3)(A) above (notwithstanding that such notification has been made after the said period of two days) the Directors may serve a notice on such person stating that the registered holder of the shares in which that person is interested shall not be entitled to vote or otherwise exercise the rights referred to in this Bye-Law in respect of any shares or a number of shares specified in the notice held by that registered holder during the one hundred and eighty days following the service of such notice provided that the registered holder of such shares has previously been, or is simultaneously with the service of such a notice, served with a notice under this sub-paragraph.

     (C) If the Directors resolve that they have reasonable cause to believe that a person is or may be interested in shares of the Company or that any such shares are or may be shares in which any person is interested and that they have made reasonable enquiries to establish whether a person is so interested, or whether they are such shares, as the case may be, such person shall for the purposes of this Bye-Law be deemed to be interested in shares or, as the case may be, such shares shall be deemed to be shares in which such person is interested, from the date of such resolution until any such time as the Directors resolve otherwise.

     (D) Any belief, resolution or decision of the Directors which is held or made in pursuance or purported pursuance of any of the provisions of this Bye-Law shall be conclusive, final and binding on all persons concerned, and the validity of any act or thing which is done or caused to be done by the Directors in pursuance or purported pursuance of any of such provisions shall not be capable of being impeached by anyone on the ground that there was not any basis or reasonable basis on which the Directors could have arrived at any such belief or made any such resolution or decision, or on the ground that any conclusion of fact on which the Directors relied or might have relied for the purposes of arriving at any such belief or making any such resolution or decision was incorrect, or on any other ground whatsoever.

     (E) In calculating the number of days allowed for any notification to be made under this Bye-Law 46(3), any day which is a Saturday or Sunday shall be disregarded.

47.  JOINT HOLDERS

     When there are joint holders of any shares any one of such persons may exercise such voting rights as may attach to such shares, either personally or by proxy, as if he were solely entitled thereto; and if more than one of such joint holders be present at any General Meeting, personally or by proxy, that one of the said persons whose name stands first on the Register in respect of such shares shall alone be entitled to exercise the voting rights in respect thereof. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Bye-Law be deemed joint holders thereof.

48.  INSTRUMENT APPOINTING PROXY TO BE IN WRITING

(1) The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney, or, if such appointer is a company, either under the hand of any duly appointed director or officer of such company or under its common seal. The instrument appointing a proxy shall be in any usual or common form or any other form which the Directors shall from time to time approve or accept. No person shall be appointed a proxy who is not a Member.

(2) The provisions of paragraph (1) of this Bye-Law 48 are in addition to and not in derogation of any other statutory or other provision enabling a company (wherever incorporated) which is a Member in this Company to authorise a person to act as its representative at a meeting of the Members of this Company.

49.  DELIVERY OF PROXY

     An instrument either appointing a proxy or evidencing an authorisation made in the manner referred to in paragraph (2) of Bye-Law 48 shall be left with the Registrar (or such other person or persons as may be stated in the form of proxy circulated with the notice of meeting) not less than 24 hours, or such shorter time as may be stated in the form of proxy circulated with the notice of the meeting, before the holding of the meeting or adjourned meeting, as the case may be, at which the person named in such instrument proposes to vote.

50.  METHOD OF DETERMINING QUESTIONS

(1) Subject to the provisions of paragraph (3) of this Bye-Law 50, any question proposed for consideration of the Members at any meeting shall be decided on a show of hands and in such case, but subject to Bye-Law 46, every Member present in person at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

(2) At any meeting of the Members a declaration by the chairman that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously or by a particular majority or lost then, an entry to that effect in the minute book shall, subject to the provisions of paragraph (3) of this Bye-Law 50, be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour or against such question.

(3) Notwithstanding the provisions of paragraph (1) of this Bye-Law 50 but subject to Bye-Law 46, at any General Meeting of the Company it shall be lawful, in respect of any question proposed for consideration of the Members (whether before or on the declaration of a show of hands as provided for in paragraph (2) of this Bye-Law 50) for a poll to be demanded by any of the following persons: -

     (a)  the Chairman of such meeting; or

     (b)  at least three Members present in person or represented by proxy; or

     (c) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such rights.

51.  VOTING ON POLL

     Where a poll has been demanded, such poll shall be taken in the manner provided by the Companies Acts.

                                      DIRECTORS

52.  NUMBER AND APPOINTMENT OF DIRECTORS

(A) The number of Directors shall be such number not less than two as the Company in General Meeting may from time to time determine.

(B) No person other than a Director retiring at the meeting shall, unless recommended by the Directors, be eligible for election to the office of Director at any general meeting unless, not less than six and not more than twenty-eight clear days before the day appointed for the meeting, there has been given to the Secretary notice in writing by some Member (not being the person to be proposed) entitled to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also notice in writing signed by the person to be proposed of his willingness to be elected.

53.  QUALIFICATION OF DIRECTORS

     The qualification of a Director shall be the holding of one share of the Company.

54.  WHEN OFFICE OF DIRECTOR TO BE VACATED

     The office of a Director shall IPSO FACTO be vacated:-

     (1)  if he ceases to be a Member;

     (2)  if by notice in writing to the Company he resigns his office;

     (3) if he shall be removed from office pursuant to the provisions of Bye-Law 71.

55.  GENERAL POWERS OF COMPANY VESTED IN DIRECTORS

     The business of the Company shall be managed outside the United Kingdom by the Directors, who may pay all expenses incurred in promoting and incorporating the Company, and who, in addition to the powers and authorities by these Bye-Laws or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by statute expressly directed to be exercised or done by the Company in General Meeting subject nevertheless to the provisions of any statute, and of these Bye-Laws.

56.  APPOINTMENT OF ATTORNEY

     The Directors may from time to time and at any time by power of attorney appoint any person to be the attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in the Directors) and for such period and subject to such conditions as they may think fit, and such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

57.  POWER TO FILL CASUAL VACANCIES

     The Directors shall have power from time to time and at any time to appoint any qualified person to fill a casual vacancy in the Board of Directors who shall hold office until the next following Annual General Meeting, and the continuing Directors may act notwithstanding any vacancy in their number.

58.  POWER TO APPOINT CHIEF EXECUTIVE OFFICER

     The Directors may, from time to time, appoint one or more of their body to be a Chief Executive Officer of the Company, either for a fixed term or without any limitation as to the period for which he or they is or are to hold such office, and may from time to time remove or dismiss him or them from office and appoint another or others in his or their place or places.

59.  REMUNERATION OF CHIEF EXECUTIVE OFFICER

     The remuneration of a Chief Executive Officer shall from time to time be fixed by the Directors, and may be by way of salary, or commission, or participation in profits, or by any or all of those modes.

60.  POWERS OF CHIEF EXECUTIVE OFFICER

     The Directors may from time to time entrust to and confer upon a Chief Executive Officer for the time being such of the powers exercisable by the Directors as they think fit, and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions as they think expedient; and they may confer such powers, either collaterally with, or to the exclusion of, and in substitution for, all or any of the powers of the Directors in that behalf; and may from time to time revoke, withdraw, alter, or vary all or any of such powers.

61.  POWER TO APPOINT SUPERVISOR OF FINANCIAL AFFAIRS

     The Directors may from time to time appoint a person to exercise a general supervision over the financial affairs of the Company in accordance with and subject to the directions of the Directors. Such person shall submit all accounts and vouchers to the Directors and/or to the Auditors whenever so required and shall conform to such regulations and directions as the Directors shall prescribe. Such person shall give to the Company such security for the faithful performance of his duties in such manner as the Directors shall from time to time require.

62.  DUTIES OF DIRECTORS

     The Directors shall exercise a general supervision over the financial affairs of the Company and shall be responsible for the correct keeping of the books and for the safe keeping of all monies and securities of the Company, and shall submit their accounts and vouchers to the Auditors whenever required so to do.

63.  POWER TO DELEGATE TO COMMITTEES

     The Directors may delegate any of their powers to committees consisting of two or more of the Directors and (if thought fit) one or more other persons co-opted as hereinafter provided but every such committee shall conform to such directions as the Directors shall impose on them. Any such directions may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee but so that (a) the number of co-opted members shall be less than one half of the total number of members of the committee and (b) no resolution of the committee shall be effective unless a majority of the members of the committee present at the meeting are Directors.

64.  DIRECTORS' INTERESTS

(1) A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Company in General Meeting may from time to time determine.

(2) Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, provided that nothing herein contained shall authorise a Director or his firm to act as Auditor to the Company.

(3) A Director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested, and shall not be liable to account to the Company or the Members for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in such other company. The Director may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

(4) A Director shall not vote or be counted in the quorum on any resolution of the Directors concerning his own appointment as the holder of any office or place of profit with the Company or any other company in which the Company is interested (including the arrangement or variation of the terms thereof, or the termination thereof).

(5) Where arrangements are under consideration concerning the appointment (including the arrangement or variation of the terms thereof, or the termination thereof) of two or more Directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each Director and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment (or the arrangement or variation of the terms thereof, or the termination thereof) and except (in the case of an office or place of profit with any such other company as aforesaid) where the other company is a company in which the Director owns one per cent. or more.

(6) Subject to the laws of Bermuda and to the next paragraph of this Bye-Law, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

(7) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the Directors after he knows that he is or has become so interested. A general notice to the Directors given by a Director to the effect that he is a member of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with such company or firm shall be sufficient declaration of interest under this Bye-Law in relation to any contract or arrangement so made; provided that no such notice shall be effective unless either it is given at a meeting of the Directors or the Director giving the same takes reasonable steps to secure that it is brought up and read at the next meeting of the Directors after it is given.

(8) Save as otherwise provided by these Bye-Laws, a Director shall not vote (nor be counted in the quorum) on any resolution of the Directors in respect of any contract or arrangement in which he is to his knowledge materially interested, and if he shall do so his vote shall not be counted, but this prohibition shall not apply to any of the following matters namely:-

     (i) any contract or arrangement for giving to such Director any security or indemnity in respect of money lent by him or obligations undertaken by him at the request of or for the benefit of the Company or any Subsidiary;

     (ii) any contract or arrangement for the giving by the Company of any security to a third party in respect of a debt or obligation of the Company or any Subsidiary which the Director has himself guaranteed or secured in whole or in part;

     (iii) any contract or arrangement by a Director to subscribe for shares, debentures or other securities of the Company issued or to be issued pursuant to any offer or invitation to shareholders or debenture holders of the Company or any class thereof or to the public or any section thereof, or to underwrite any shares, debentures or other securities of the Company;

     (iv) any contract or arrangement in which he is interested by virtue of his interest in shares or debentures or other securities of the Company or by reason of any other interest in or through the Company;

     (v) any contract or arrangement concerning any other company (not being a company in which the Director owns one per cent. or more) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever;

     (vi) any proposal concerning the adoption, modification or operation of a superannuation fund or retirement, death or disability benefits scheme which relates both to Directors and employees of the Company or of any of its Subsidiaries and does not accord to any Director as such any privilege or advantage not generally accorded to the employees to which such scheme or fund relates; and

     (vii) any arrangement for the benefit of employees of the Company or of any of its Subsidiaries under which the Director benefits in a similar manner as the employees and does not accord to any Director as such any privilege or advantage not generally accorded to the employees to whom such arrangement relates.

(9) A company shall be deemed to be a company in which a Director owns one per cent. or more if and so long as (but only if and so long as) he is (either directly or indirectly) the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of such company or of the voting rights available to members of such company. For the purpose of this paragraph there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director's interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder.

(10) Where a company in which a Director holds one per cent. or more is materially interested in a transaction, then that Director shall also be deemed materially interested in such transaction.

(11) If any question shall arise at any meeting of the Directors as to the materiality of the interest of a Director (other than the chairman of the meeting) or as to the entitlement of any Director (other than such chairman) to vote or be counted in the quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, such question shall be referred to the chairman of the meeting and his ruling in relation to such other Director shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned as known to such Director has not been fairly disclosed to the Directors. If any question as aforesaid shall arise in respect of the chairman of the meeting such question shall be decided by a resolution of the Directors (for which purpose such chairman shall be counted in the quorum but shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such chairman as known to such chairman has not been fairly disclosed to the Directors.

(12) The Company may by resolution suspend or relax the provisions of this Bye-Law to any extent or ratify any transaction not duly authorised by reason of a contravention of this Bye-Law.

65.  REMUNERATION OF DIRECTORS

(1) Each Director (other than any Director who shall for the time being hold an executive office or employment under the Company or a Subsidiary of the Company) shall be paid out of the funds of the Company by way of remuneration for his services as a Director such sum not exceeding U.S.$25,000 per annum as the Directors may from time to time determine or such larger sum as the Company in General Meeting shall from time to time determine.

(2) The Directors shall also be paid out of the funds of the Company all their travelling, hotel and other expenses properly incurred by them in and about the discharge of their duties, including their expenses of travelling to and from meetings of the Directors, or committee meetings, or General Meetings.

(3) The Directors may grant special remuneration to any Director who, being called upon, shall perform any special or extra services for or at the request of the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration (if any) as a Director, and may be made payable by a lump sum or by way of salary, or commission on the dividends or profits of the Company or of any other company in which the Company is interested or other participation in any such profits or otherwise, or by any or all or partly by one and partly by another or other of those modes.

66.  MEETINGS OF DIRECTORS

(1) The Directors may meet together for the dispatch of business, adjourn, and otherwise regulate their meetings, as they think fit provided that no meeting of the Directors may be held in the United Kingdom and any decision reached or resolution passed at a meeting held in the United Kingdom shall be void. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. Notice of meetings of the Directors may be by telephone or otherwise.

(2) Subject to paragraph (1) above and to Bye-Law 64, a Director may participate in a meeting of the Directors by telephone or any other form of communications equipment which allows him to hear each of the other Directors addressing the meeting and to address the other Directors himself and a Director so participating may be counted in the quorum and shall be entitled to vote.

67.  QUORUM


     The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two.

68.  PROCEEDINGS OF COMMITTEE

     The meetings and proceedings of any committee of the Directors appointed under Bye-Law 63 shall be governed by the provisions of these Bye-Laws for regulating the meetings and proceedings of the Directors, so far as the same are applicable thereto. Without prejudice to the generality of the foregoing no meeting of a committee may be held in the United Kingdom and any decision reached or resolution passed at a meeting held in the United Kingdom shall be void.

69.  VALIDITY OF ACTS WHERE APPOINTMENT DEFECTIVE

     All acts done by any meeting of the Directors or by any committee of Directors, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

70.  RESOLUTION WITHOUT MEETING

     A resolution in writing signed by all the Directors or any written resolution as is referred to in paragraph (b) of Bye-Law 71, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted.

71.  REMOVAL OF DIRECTOR

     Any Director may at any time be removed from office as a Director of the
     Company: -

     (a)    by resolution of the Members to that effect;

     (b) upon a written resolution specifying that a Director has been so removed signed by all the other Directors of the Company for the time being having been deposited at the registered office of the Company for the time being.

     Any person who may have been appointed to be an Alternate Director of the Company to a Director who has been removed from office as hereinbefore provided, shall cease to be an Alternate Director immediately upon the removal of such Director as aforesaid. If appointment to an executive office thereby automatically terminates, such removal shall be deemed to be an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between such Director and the Company.

72.  ALTERNATE DIRECTORS

(1) At any General Meeting of the Company there may be elected a person or persons to act as Alternate Directors to designated Directors and the Company may at any such meeting authorise the Directors for the time being in office to appoint such Alternate Directors.

(2) Any person appointed to be an Alternate Director shall have all the rights and powers of the Directors to whom he is an alternate, save that he shall not be entitled to attend and vote at any meeting of the Directors otherwise than in the absence of such Director.

                                       MINUTES

73.  MINUTES TO BE RECORDED

(1) The Directors shall cause minutes to be duly entered in books provided for the purpose: -

     (a)    of all appointments of officers;

     (b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

     (c)    of all orders made by the Directors and committees of Directors;
            and

     (d) of all resolutions and proceedings of General Meetings and of meetings of the Directors and committees.

(2) Any such minutes of any meeting of the Directors, or of any committee, or of the Company, if purporting to be signed by the chairman of that meeting, or by the chairman of any succeeding meeting, shall be receivable as PRIMA FACIE evidence of the matters stated in such minutes.

                            OFFICERS OTHER THAN DIRECTORS

74.  OFFICERS

(1) The officers of the Company shall consist of a President, one or more Vice-Presidents, a Secretary and such other officers as the Directors may from time to time determine.

(2) The Directors shall as soon as conveniently may be after the election of Directors choose or elect one of their number to be the President of the Company, another to be the Vice-President of the Company and such other person or persons to hold any other offices (including one or more additional Vice-Presidencies) which the Directors may from time to time determine as herein provided. If more than one person is proposed for any of these offices, the election shall be by ballot or such manner as the Directors may determine.

(3) The Secretary shall be appointed or elected by the Directors and shall hold office during the pleasure of the Directors.

(4) A Treasurer may be appointed or elected by the Directors and if so appointed or elected shall hold office during the pleasure of the Directors.

(5) The same person may hold the offices of Secretary and Treasurer. A Vice-President may also be the Secretary or the Treasurer or the Secretary-Treasurer.

75.  WHO TO BE CHAIRMAN OF MEETING

     The Chairman of the Board (if any) shall act as chairman at all meetings of the Members or of the Directors at which he is present. In his absence the President, if present, shall be chairman and, in the absence of both of them, a Vice-President shall be appointed or elected as chairman by those present at the meeting; if none of these is present a chairman shall be appointed or elected by those present at the meeting.

76.  DUTIES OF SECRETARY

     The Secretary shall attend all meetings of the Company and of the Directors to keep correct minutes of such meetings and enter the same in proper books provided for the purpose. He shall perform such other duties as are prescribed by the Companies Acts or these Bye-Laws, or as shall be prescribed by the Directors. The Secretary shall receive such salary as the Directors shall from time to time determine.

                                      DIVIDENDS

77.  DECLARATION

     The Directors may from time to time declare dividends but no dividend shall be payable except out of the profits of the Company available for the purpose.

78.  REVENUE RESERVES

     The Directors may from time to time before declaring a dividend set aside out of the profits of the Company such sum as they think proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose.

79. DECLARATION AND PAYMENT ACCORDING TO AMOUNTS PAID OR CREDITED AS PAID ON SHARES; APPORTIONMENT

     Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on shares in advance of calls shall be treated for the purposes of this Bye-Law as paid on the shares. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any shares are issued on terms providing that they shall rank for dividend as from a particular date such shares shall rank for dividend accordingly.

80. CASH DIVIDENDS TO BE PAYABLE IN POUNDS STERLING OR U.S. DOLLARS OR OTHER CURRENCIES

(1) All cash dividends (which in this Bye-Law are referred to as "dividends") in respect of every class of share of the Company shall be declared in U.S. dollars.

(2) Unless a Member with a registered address in the United Kingdom of Great Britain and Northern Ireland (who in these Bye-Laws is referred to as a "U.K. Member") shall have elected by notice in writing to the Company in such form as the Company may from time to time require to receive payment of dividends in U.S. dollars, all dividends shall be paid to such U.K. Member in pounds Sterling in accordance with the following provisions of this Bye-Law.

(3) Subject always to the rights or restrictions attaching to any class of shares, where a dividend or other cash distribution is payable to a Member whose registered address is outside the United States of America and the United Kingdom, the Directors may, in their discretion, determine that such dividend or other cash distribution be paid in the currency of the country in which such Member has his registered address and the amount of such payment shall be determined in accordance with the following provisions of this Bye-Law.


(4) Subject always to any rights or restrictions attached to any class of shares and to the provisions of paragraph (3) above, unless a Member with a registered address outside the United Kingdom of Great Britain and Northern Ireland (who in these Bye-Laws is referred to as a "non-U.K. Member") shall have elected by notice in writing to the Company in such form as the Company may from time to time require to receive payment of dividends in pounds Sterling, all dividends shall be paid to such non-U.K. Member in U.S. dollars in accordance with the following provisions of this Bye-Law.

(5) Where any dividends are payable in a currency other than U.S. dollars pursuant to the preceding provisions of this Bye-Law then the amount of dividends payable shall be equal to the amount of dividends otherwise payable in U.S. dollars translated into such other currency at such rate and calculated on such date as the Directors may, in their discretion, consider appropriate.

81.  DEDUCTION FROM DIVIDENDS

     The Directors may deduct from the dividends payable to any Member all monies due by him to the Company on account of calls or otherwise in relation to shares of the Company.

82.  PAYMENT OTHERWISE THAN IN CASH

     The Directors may direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid up shares or debentures of any other company), provided always that no distribution shall be made which would amount to a reduction of capital except in the manner appointed by law. Where any difficulty, including, without limitation, any legal or practical problem under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory, arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

83.  UNCLAIMED DIVIDENDS

     All unclaimed dividends may be invested or otherwise made use of by the Directors as they shall think fit, until the same be claimed and so that the Company shall not thereby be constituted as a trustee in respect thereof and any dividend unclaimed after a period of twelve years from the date for payment of such dividend shall be forfeited and shall revert to the Company.

                        CAPITALISATION OF PROFITS AND RESERVES

84.  POWER TO CAPITALISE

     The Directors may resolve that it is desirable to capitalise such sum as they may determine out of any undistributed profits of the Company not required for paying the dividends on any shares carrying a fixed preferential dividend and any profits or surpluses carried and standing to the credit of any reserve or reserves or other special account and any other amounts lawfully available for such purpose and that such sum be capitalised and appropriated to the Members in the proportions in which such sum would have been divisible amongst them had the same been applied in paying dividends instead of being capitalised and that such sum be applied on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such Members respectively or in paying up in full unissued shares, debentures or securities of the Company of a nominal amount equal to such profits to be allotted and distributed credited as fully paid up to and amongst such Members in the proportions aforesaid, or partly in the one way and partly in the other.

84A. POWER TO EFFECT A CAPITALISATION ISSUE WITH A CASH OPTION

(1) Where the Directors resolve that a capitalisation issue of Common Shares be made under Bye-Law 84 they may also resolve that such capitalisation issue be made with cash option whereunder, subject as herein provided and to the provisions of The Companies Acts, each Common Shareholder may elect to forego his entitlement under such capitalisation issue (or such part thereof as the Directors may determine) and to receive instead a payment in cash to the extent and within the limits and on the terms and conditions set out in this Bye-Law. The Directors shall cause an announcement to be made of any resolution by them pursuant to this paragraph (1) and shall send to the Common Shareholders affected thereby notices of election as soon as practicable.

(2) If the Directors resolve as in paragraph (1) above, each holder of Common Shares may (by notice in writing to the Company given in such form and within such period as the Directors may from time to time determine) elect to receive a payment in cash of an amount fixed by the Directors and specified in the notice in lieu of each additional Common Share to which he would otherwise be entitled, provided that the Directors may fix a limit on the extent to which such an election shall be effective, whether by reference to a part of any Common Shareholder's total entitlement to additional Common Shares or to the total number of additional Common Shares in respect of which all such elections may be made on any occasion. Subject to any such limits, any such election on the part of a Common Shareholder shall be irrevocable.

(3) Payments to those Common Shareholders who elect to receive cash instead of their entitlement to Common Shares under such a capitalisation issue ("Cash Electors") may be made either (a) out of profits of the Company available for the payment of dividends or (b) out of the net proceeds of sale of the Common Shares to which the Cash Electors would have been entitled under such capitalisation issue but for their election to receive cash, or partly in one way and partly in the other, as the Directors determine. To the extent that the Directors determine that payment is to be made as in (b) above, the Directors shall be entitled to sell the additional Common Shares to which the Cash Electors would have been entitled, to appoint some person to execute a transfer of those shares in the names of the Cash Electors and to receive and deliver documents of title to those shares. Any such transfer shall be as effective as if it had been executed by the registered holder of such shares. The net proceeds of sale shall be applied in or towards payment of the amounts due to Cash Electors in respect of their cash entitlement and, to the extent that they exceed that entitlement, may be retained by the Company for its benefit.

(4) The Directors may on occasion determine that Common Shareholders resident in territories where, in the opinion of the Directors, compliance with local laws or regulations would be unduly onerous if the shareholders were to receive additional Common Shares shall be deemed to have exercised rights of election to receive cash.

(5) Unless a U.K. Member shall have served and not withdrawn such notice as is referred to in paragraph (2) of Bye-Law 80, any cash sum to be paid to such U.K. Member pursuant to this Bye-Law shall be paid in pounds Sterling. Subject always to the provisions of paragraph (3) of Bye-Law 80 which shall apply, MUTATIS MUTANDIS, to this Bye-Law unless a non-U.K. Member shall have served and not withdrawn such notice as is referred to in paragraph
     (4) of Bye-Law 80, any cash sum to be paid to such non-U.K. Member pursuant to this Bye-Law shall be paid in U.S. dollars.

(6) For the purpose of resolving the calculation referred to in this Bye-Law, the Directors may convert U.S. Dollars to pounds Sterling and VICE VERSA at such rate and calculated on such date as the Directors may, in their discretion, consider appropriate.

84B. POWER TO GRANT SCRIP DIVIDEND OPTIONS

(1) The Directors may, subject as herein provided and to the provisions of The Companies Acts, resolve (at the same time as they resolve to declare a dividend in cash on the Common Shares) that each Common Shareholder may irrevocably elect to forego his right to participate in such dividend (or such part thereof as the Directors may determine) and to receive instead an allotment of further Common Shares to the extent and within the limits and on the terms and conditions set out in this Bye-Law. The Directors shall announce any such decision as aforesaid in conjunction with any announcement of the relevant dividend and shall send to the Common Shareholders affected thereby notices of election as soon as practicable.

(2) If the Directors resolve as in paragraph (1) above, each holder of Common Shares may (by notice in writing to the Company given in such form and within such period as the Directors may from time to time determine) irrevocably elect to forego the dividend in cash which otherwise would have been paid (but only to the extent determined by the Directors under paragraph (1) above) on all or so many of his Common Shares as he shall specify in the notice of election and to receive in lieu such number of further Common Shares to be allotted to him credited as fully paid as is equal to the number resulting from resolving the following fraction (but taking any fraction of a further Common Share to the next higher whole number)

                                        A X B
                                        -----
                                          C

     where A equals the number of Common Shares in respect of which such election has been made;

     where B equals the amount per share of the dividend in cash foregone (expressed in terms of U.S. dollars and cents); and

     where C equals the average of the middle market quotations for the Common Shares on any securities market selected by the Directors and on which those shares are listed for the five business days immediately prior to the day on which the Directors' decision is announced after deducting from that average the amount per share of the dividend declared expressed in terms of U.S. dollars and cents, fractions of a cent being rounded to the nearest whole cent and 0.5 cents being rounded downwards.

(3) Following the receipt of a notice or notices of election the Directors shall capitalise and appropriate out of the profits of the Company available for distribution in accordance with The Companies Acts an amount equal to the aggregate nominal value of the number of further Common Shares required to be allotted to the holders of Common Shares who have given notice of election as aforesaid and shall apply such amount in paying up in full such number of further Common Shares.

(4) No scrip dividend option shall be made available unless the Company has sufficient unissued shares and undistributed profits or reserves or such other sums as may be lawfully applied for such purpose to give effect to any elections which could be made thereunder.

(5) The Directors shall have power to authorise any person on behalf of the electing Common Shareholders to enter into an agreement with the Company providing for the allotment to them respectively of the Common Shares to which they are entitled in lieu of their rights to the dividend so foregone by them respectively and any agreement made under such authority shall be effective and binding on the Common Shareholders concerned.

(6) The Directors may on any occasion determine that rights of election hereunder shall not be made available to, or (as the case may be) shall be deemed to have been exercised by, Common Shareholders resident in territories where, in the opinion of the Directors, compliance with local laws and/or regulations would be unduly onerous.

(7) Unless a U.K. Member shall have served and not withdrawn such notice as is referred to in paragraph (2) of Bye-Law 80, any cash sum to be paid to such U.K. Member pursuant to this Bye-Law shall be paid in pounds Sterling. Subject always to the provisions of paragraph (3) of Bye-Law 80 which shall apply, MUTATIS MUTANDIS, to this Bye-Law, unless a non-U.K. Member shall have served and not withdrawn such notice as is referred to in paragraph
     (4) of Bye-Law 80, any cash sum to be paid to such non-U.K. Member pursuant to this Bye-Law shall be paid in U.S. dollars.

(8) For the purpose of resolving the calculation referred to in this Bye-Law, the Directors may convert U.S. dollars to pounds Sterling and VICE VERSA at such rate and calculated on such date as the Directors may, in their discretion, consider appropriate.

85.  POWERS INCIDENTAL THERETO

     Whenever such a resolution as aforesaid whereunder a capitalisation issue is or is to be made under Bye-Laws 84 to 84B (inclusive) shall have been passed, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares, debentures or securities, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by the rounding up of fractions to the nearest whole number of such shares, debentures or securities, by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares, debentures or securities becoming distributable in fractions, and also to authorise any person to enter on behalf of all the Members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such Members.

                                   BORROWING POWERS

86.  POWERS TO BORROW AND ISSUE SECURITIES

     The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures, bonds, notes and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

87.  SPECIFIC MORTGAGES TO TRUSTEES

     The Directors may, for the purpose of securing the payment of any such bonds, debentures, or other securities as aforesaid, or the payment with interest of any money so borrowed as aforesaid or payable under contract or otherwise, make and carry into effect any arrangement which they may deem expedient by assigning or conveying any property of the Company, including its uncalled capital, to trustees.

                                       ACCOUNTS

88.  PROPER ACCOUNTS TO BE KEPT

     The Directors shall cause proper records of account to be kept of all transactions of the Company in such manner as to show the assets and liabilities of the Company for the time being and the records of account shall at all times be kept at the office of the Company or at such place as the Directors may from time to time determine and shall always be open to the inspection of the Directors subject always to the provisions of the Companies Acts.

89.  STATEMENT OF INCOME TO BE LAID BEFORE MEMBERS

     At the Annual General Meeting in each year, the Directors shall lay before the Members a Statement of Income.

90.  BALANCE SHEET

     The Directors shall cause to be made out in every calendar year and to be laid before the Company in General Meeting a Balance Sheet as at the date to which the Statement of Income is made up. Every Balance Sheet laid before the Company in General Meeting shall be signed on behalf of the Board by two of the Directors and the Auditors' Report shall be attached to the Balance Sheet and the Auditors' Report shall be read to the meeting and will be delivered or sent by post to the registered address of every Member at such time as the Directors may determine, being not less than seven days prior to the Annual General Meeting at which they are to be considered.

                                        AUDIT

91.  AUDITORS

     At the Annual General Meeting or at a subsequent Special General Meeting in each year an independent representative of the Members shall be appointed by them as Auditors of the accounts of the Company and such Auditors shall hold office until the Members shall appoint other Auditors. Such Auditors may be Members but no Directors or officers of the Company shall, during their continuance in office, be eligible as Auditors.

92.  REMUNERATION OF AUDITORS

     The remuneration of the Auditors shall be fixed by the Members at the time of their appointment or subsequently and they may delegate this duty to the Directors.

93.  VACANCIES IN OFFICE OF AUDITORS

     The Directors may fill any casual vacancy in the office of Auditors.

94.  DUTY TO EXAMINE BOOKS, ETC.

(1) The Auditors shall examine such books, accounts and vouchers as may be necessary for the performance of their duties.

(2) The Auditors shall make a report to the Members in respect of the accounts examined by them and on every Balance Sheet laid before the Company in General Meeting during their tenure of office, and the report shall state:
     -

     (a) whether or not they have obtained all the information and explanations they have required; and

     (b) whether in their opinion the Balance Sheet referred to in the report is properly drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review.

(3)  REPORT TO BE READ

     The report of the Auditors shall be read at the General Meeting at which the Balance Sheet is submitted.

(4)  AUDITORS TO BE FURNISHED WITH LIST OF BOOKS ETC.

     The Auditors of the Company shall be furnished with a list of all books kept by the Company and shall at all times have the right of access to the books and accounts and vouchers of the Company, and shall be entitled to require from the Directors and officers of the Company such information and explanations as may be necessary for the performance of their duties.

(5)  RIGHT TO ATTEND MEETINGS

     The Auditors of the Company shall be entitled to attend any General Meeting of the Company at which any accounts which have been examined or reported on by them are to be laid before the Company and to make any statement or explanations they may desire with respect to the accounts, and notices of every such meeting shall be given to the Auditors in the manner prescribed for Members.

                                       NOTICES

95.  HOW NOTICE TO BE SERVED

     A notice may be served by the Company on any Member either personally or by sending it through the post prepaid in an envelope addressed to such Member at his address as registered in the Register.

96.  NOTICES TO JOINT HOLDERS

     Any notice required to be given to the Members shall with respect to any shares held jointly by two or more persons be given to the person whose name appears first in the Register.

97.  WHEN DEEMED DELIVERED

     Any notice served by post shall be deemed to have been served at the expiration of twenty-four hours after the envelope containing it was posted and, in proving such service, it shall be sufficient to prove that the envelope containing the notice was properly addressed and prepaid and the time when it was posted.

98.  MEMBERS RESIDENT ABROAD

     All notices being posted to addresses overseas shall so far as may be practicable be forwarded by air mail.

98A. NOTICES SERVED ON NON-MEMBERS

     Any notice served on non-Members under Bye-Law 46 or 104 may be served at the last known address of the non-Member concerned and otherwise in accordance with the provisions of Bye-Laws 95 to 98 inclusive.

                                      WINDING UP

99.  DISTRIBUTION IN SPECIE

     If the Company shall be wound up the liquidator may, with the sanction of the Company in General Meeting divide amongst the Members IN SPECIE or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same nature or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members.

     The liquidator may, with like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

                                         SEAL

100. CUSTODY OF SEAL

(A) The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or a committee of the Directors authorised by the Directors in that behalf, and every instrument to which the Seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose, provided that the Secretary or any Director may affix the Seal of the Company over his signature only to any authenticated copies of these Bye-Laws, the Minutes of meetings or any other documents required to be authenticated by him.

(B) Every certificate for shares or loan stock or representing any other form of security of the Company (other than letters of allotment, receipts for securities or certificates of deposit) shall be issued under the Seal or under any official seal kept by the Company pursuant to Bye-Law 100B.

(C) Each certificate to which the Seal shall be affixed shall bear the autographic signatures of at least one Director and the Secretary or other person acting in the place of the Secretary, provided that the Directors may by resolution determine (either generally or in any particular case or cases) that such signatures shall be dispensed with, or shall be affixed by means of some method or system of mechanical signature.

100A.     OVERSEAS SEAL

(1) The Company may have for use in any territory, district, or place elsewhere than in Bermuda an official seal (in these Bye-Laws referred to as an "Overseas Seal"), which seal shall be a facsimile of the Seal.


(2) A deed or other document to which the Overseas Seal is duly affixed shall bind the Company as if it had been sealed with the Seal.

(3) The Company having an Overseas Seal for use in any such territory, district or place may, by writing under its Seal, authorise any person or persons appointed for the purpose as its agent or agents in that territory, district or place to affix the Overseas Seal to any deed or other document to which the Company is party in that territory, district or place.

(4) As between the Company and the person dealing with such an agent or agents, the authority of such agent or agents continues during the period (if any) mentioned in the instrument conferring the authority, or if no period is there mentioned, then until notice of the revocation or determination of the authority of such agent or agents has been given to the person dealing with him.

(5) The person affixing the Overseas Seal shall certify in writing on the deed or other instrument to which the Overseas Seal is affixed the date on which it is affixed.

(6) The powers referred to in this Bye-Law shall be vested in the Directors and whenever in these Bye-Laws reference is made to the Seal the reference shall, when and so far as may be applicable, be deemed to include any Overseas Seal and any Securities Seal (as defined in Bye-Law 100B below).

100B.     SECURITIES SEAL

(1) The Company may have, for use for sealing securities issued by the Company and for sealing documents creating or evidencing securities so issued, an official seal (in these Bye-Laws referred to as a "Securities Seal") which is a facsimile of the Seal with the addition on its face of the word "Securities".

(2) Each certificate to which the Securities Seal shall be affixed need not bear any signature.

                                ALTERATION OF BYE-LAWS

101. ALTERATION OF BYE-LAWS

     The Directors may from time to time revoke, alter, amend or add to these Bye-Laws provided that no such revocation, alteration, amendment or addition shall be operative unless and until it is confirmed at a subsequent General Meeting of the Company.

                                      INDEMNITY

102. INDEMNITY

     Every Director, Secretary and other officer of the Company shall be indemnified by the Company against, and it shall be the duty of the Directors out of the funds of the Company to pay, all costs, losses and expenses which any such officer may incur or become liable to by reason of any contract entered into, or act or thing done by him as such officer, or in any way in the discharge of his duties Provided always that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

                        INDIVIDUAL RESPONSIBILITY OF DIRECTORS

103. INDIVIDUAL RESPONSIBILITY OF DIRECTORS

     No Director, Secretary or other officer of the Company shall be liable for the acts, receipts, neglects, or defaults of any other Director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any monies, securities, or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default, or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of the duties of his office or in relation thereto, unless the same happen through his own wilful negligence, wilful default, fraud or dishonesty.

                           TAKE-OVER OFFERS FOR THE COMPANY

104. TAKE-OVER OFFERS FOR THE COMPANY

(1) (A) Where any person is or becomes interested, whether as a result of transactions over a period of time or not, in shares in the capital of the Company in circumstances in which he would be obliged to make or extend an offer or offers to shareholders or holders of other securities or rights referred to in paragraph (4) below of the Company under the Rules for the time being of the City Code on Take-overs and Mergers of the United Kingdom of Great Britain and Northern Ireland (the "City Code", which expression shall include any revision or modification thereof) issued by the Panel on Take-overs and Mergers ("the Panel", which expression shall include any body which succeeds to the functions of the said Panel) if the Company was a company incorporated in the United Kingdom of Great Britain and Northern Ireland to which the City Code applied, the Directors may serve upon that person a notice requiring him to make or extend an offer or offers in writing in accordance with the requirements of the City Code in all respects as if the City Code did apply to the Company but so that references in the City Code to the Panel shall be construed, for the purposes of this Bye-Law, as if they were references to the Board of Directors of the Company.

     (B) Where any person has acquired, is in the process of acquiring, or appears to the Directors likely to acquire an interest in shares in the capital of the Company in circumstances in which he would be subject to the Rules Governing Substantial Acquisitions of Shares (the "SARs", which expression shall include any revision or modification thereof) issued by the Panel, if the Company was a company incorporated in the United Kingdom of Great Britain and Northern Ireland to which the SARs applied, the Directors may serve upon that person a notice requiring him to comply with the provisions of the SARs in relation to any acquisition made (after the date of adoption of this paragraph (1)(B)) or proposed to be made by him and if that person has made (after the date of adoption of this paragraph (1)(B)) or subsequently makes any acquisition in contravention of the provisions of the SARs such a notice or a further notice issued by the Directors may require that person to dispose or to procure the disposal by any person with whom he has acted in concert of any interest in shares so acquired within twenty-eight days of the date of such notice.

     (C) If a notice served under paragraph (1)(B) requiring a disposal of shares is not complied with in accordance with its terms and has not been withdrawn, the Directors may, so far as they are able, dispose of the shares to which such notice relates at the best price reasonably obtainable in all the circumstances in which case they shall give written notice of such disposal to the person or persons on whom such notice was served. Except as hereinafter provided such a disposal shall be completed as soon as reasonably practicable after the giving of a notice under this paragraph (1)(C) as may in the opinion of the Directors be consistent with obtaining the best price reasonably obtainable and in any event within thirty days of expiry of such notice provided that a disposal under this paragraph (1)(C) shall be suspended during the period when dealings by the Directors in the Company's shares are not permitted either by law or by the regulations of any stock exchange upon which those shares of the Company which are to be disposed of are listed, but any disposal under this paragraph which is suspended as aforesaid shall be completed within thirty days after expiry of the period of such suspension and provided further that neither the Company nor the Directors shall be liable to any holder or any person having an interest in any share or other person for failing to obtain the best price so long as the Directors act in good faith within the period specified above.

     (D) For the purpose of effecting any disposal under paragraph (1)(C) above, the Directors may authorise in writing any officer or employee of the Company to execute any necessary transfer on behalf of any holder and may issue a new certificate to the purchaser. The net proceeds of such disposal shall be received by the Company, whose receipt shall be a good discharge for the purchase money, and shall be paid (without any interest being payable thereon) to the former holder upon surrender by him of the certificate in respect of the shares sold and formerly held by him.

     (E) The provisions of these Bye-Laws relating to the protection of purchasers of shares sold under a lien or upon forfeiture shall apply MUTATIS MUTANDIS to disposals under this Bye-Law.

(2) Any notice served under paragraph (1) above may also require the person on whom it is served to execute an undertaking under seal in favour of the Directors (as trustees for all the holders of shares in the capital of the Company) and in a form satisfactory to the Directors to observe and perform the rules and requirements of the City Code or the SARs as the case may be as if the same were applicable to the Company and in the manner prescribed in paragraph (1) above.

(3) Where any person is interested, whether as a result of a series of transactions over a period of time or not, in Common Shares which (taken together with shares held or acquired by persons acting in concert with him) represent 30 per cent. or more of all the Common Shares for the time being in issue and the Directors determine that it is not expedient to serve a notice under paragraph (1)(A) above or if any person upon whom such a notice is served fails within thirty days to comply with the same, the

     Directors may serve upon that person a notice requiring him to make an offer in writing (the "Offer"), within 30 days of the date of such notice on the basis set out in the following paragraphs, to the holders of every class of share capital of the Company (whether voting or non-voting) to purchase all such shares for cash on terms that payment in full therefor will be made within 21 days of the Offer becoming or being declared unconditional in all respects.

(4) Where the Directors serve a notice upon any person in accordance with paragraph (3) above, they may also include in that notice a requirement that such person shall make an appropriate offer or proposal in writing to the holders of every class of securities convertible into, or of rights to subscribe for, share capital of the Company (whether such share capital is voting or non-voting). Such appropriate offer or proposal is referred to in this Bye-Law as a "Convertible Offer". The Convertible Offer shall be made at the same time as the Offer. The terms of the Convertible Offer shall be such terms as the Directors, in their absolute discretion, consider to be fair and reasonable having regard to the terms of the Offer and the Directors shall notify such terms to the person specified in paragraph (3) above (the "Offeror"). The Convertible Offer shall be conditional only upon the Offer becoming or being declared unconditional in all respects.

(5) In addition to the Offeror, the Directors may require, in their absolute discretion, each of the principal members of a group of persons acting in concert with him and who appear to be interested in any shares in, or convertible securities of, the Company to make the Offer and/or the Convertible Offer. For the purposes of this Bye-Law, persons shall be deemed to be acting in concert if, pursuant to an agreement or understanding (whether formal or informal) they actively co-operate in acquiring or seeking to acquire shares in, or convertible securities of, the Company.

(6)  Unless the Directors otherwise agree, an offer made under paragraphs (3),
     (4) or (5) of this Bye-Law must, in respect of each class of share capital or convertible securities involved, be in cash or be accompanied by a cash alternative offer at not less than the highest price paid by the Offeror or any person acting in concert with it for shares or convertible securities of that class within the preceding 12 months. If such price cannot be ascertained by the Directors or if such shares or convertible securities have been acquired other than for cash pursuant to a bargain made on any recognised stock exchange or if the Directors consider that such highest price is, for any reason, inappropriate, unfair or unreasonable having regard to the size and timing of the relevant purchases, the relationship (if any) between the seller and purchaser of such shares or convertible securities or the number of shares or convertible securities purchased in the preceding 12 months, the Directors may, in any such case, fix the price at which the Offer, the Convertible Offer or the cash alternative offer is to be made. The cash Offer, the cash Convertible Offer or the cash alternative offer must, in each case, remain open for not less than 14 days after the date on which the Offer or the Convertible Offer, as the case may be, has become or is declared to be unconditional as to acceptances.

(7) Any person who makes or is about to make or who is or can be required to make an offer under this Bye-Law or who has made such an offer which has lapsed, shall observe and shall procure that any persons acting in concert with him shall observe the rules and requirements of the City Code both in letter and in spirit prior to, during the pursuit of and, if applicable, after the failure of such an offer.

(8) For the purposes of this Bye-Law, any questions or disputes arising out of the grant of consent by the Directors, the comparability of offers, the terms of offers, any question as to whether any person shall be regarded as acting in concert with another, any question regarding the interpretation or application of the City Code and the meaning of any terms or phrases used in this Bye-Law or the City Code shall be determined by the Directors in their absolute discretion.
                                 ___________________

                                       SCHEDULE


     (1) The authorised share capital of the Company is U.S.$425,750,000 divided into 1,503,750,000 Common Shares of the nominal value of U.S.$0.20 each ("Common Shares") and 125,000,000 Preference Shares of the nominal value of U.S.$1 each (the "Preference Shares").

     (2)  The rights attaching to the Preference Shares shall be as follows: -

          (i) Each Preference Share shall have attached to it such preferred, qualified or other rights and be subject to such restrictions whether in regard to dividend, return of capital, redemption, conversion into Common Shares or voting or otherwise as the Directors may determine on or before its allotment.

          (ii) The Directors may allot the Preference Shares in more than one series and, if they do so, may designate each series in such manner as they deem appropriate to reflect the particular rights and restrictions attached to that series, which may differ in all or any respects from any other series of Preference Shares.

          (iii) The particular rights and restrictions attached to any Preference Share shall be recorded in a resolution of the Directors. The Directors may at any time before the allotment of any Preference Share by further resolution in any way amend such rights and restrictions or vary or revoke its designation. A copy of any such resolution or amending resolution for the time being in force shall be annexed as an appendix to (but shall not form part of) these Bye-Laws

          (iv) A Preference Share shall not have attached to it any right or restriction which is inconsistent with the special rights and privileges attached to any other class of preference share for the time being in issue.

     (3) For the avoidance of doubt, the provisions of the Bye-Laws shall have effect subject to the provisions of this Schedule and to such rights and restrictions as may be attached to any of the Preference Shares.

     (4) Any resolution of the Directors designating the rights attaching to any Preference Shares which is in effect at the date on which the provisions of this Schedule become effective shall be deemed to have been made pursuant to paragraph (2) of this Schedule(2).



_____________________
(2)  This Schedule was substituted for the previous version on 27th March, 1998.

                                      APPENDIX A
                      TO THE BYE-LAWS OF TYCO INTERNATIONAL LTD.

                            Extract from the minutes of a
             Meeting of the Board of Directors of Tyco International Ltd.
                               (formerly ADT Limited)
                               held on November 4, 1996
                       relating to the creation of a series of
                               First Preference Shares
                    (as defined in the Bye-Laws of the Company(3))




"IT WAS RESOLVED THAT, subject to the powers of the directors of the Company or any duly authorised committee of the board of directors of the Company to revoke this resolution or in any way amend the rights and restrictions attached to the Series A First Preference Shares by this resolution at any time before the allotment of any such shares:

(1) 2,500,000 of the First Preference Shares be and are hereby designated as Series A First Preference Shares of US$1 each and shall have attached to them the rights and shall be subject to the restrictions set out in Exhibit A and Exhibit A shall be attached to these minutes for the purpose of recording the same in these minutes; and

(2) in accordance with paragraph (2)(iii) of the schedule to the bye-laws of the Company, a copy of Exhibit A be annexed as an appendix to the bye-laws of the Company.

EXHIBIT A(4)

The rights attaching to the Series A First Preference Shares shall be as follows:

Section 1.  AS REGARDS INCOME

     (A) A holder of a Series A First Preference Share shall be entitled to receive, when, as and if declared by the Directors out of funds legally available for the purpose, quarterly dividends payable on March 31, June 30, September 30 and December 31 of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issue of any Series A First Preference Share, in an amount per share (rounded to the nearest cent) equal to the greater of (a) US$1.00 and (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate amount or value of all cash dividends or other distributions and 100 times the aggregate amount or value of all non-cash dividends or other distributions (other than (i) a dividend payable in Common Shares or (ii) a subdivision of the Common Shares (by




__________________
(3) This class of shares is now designated as "Preference Shares" - see the Schedule to the Bye-Laws.

(4)  As amended by the Resolution  set out in Appendix B to the Bye-Laws.

     reclassification or otherwise)), declared on each Common Share since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issue of any Series A First Preference Share. If the Company shall at any time after November 4, 1996 (the "Rights Date") pay any dividend on Common Shares payable in Common Shares or effect a subdivision or consolidation of the Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount to which a holder of a Series A First Preference Share is entitled under (b) of the preceding sentence shall be adjusted by multiplying the amount to which that holder would have been entitled (absent this adjustment) under (b) of the preceding sentence by a fraction the numerator of which is the number of Common Shares in issue immediately after such event and the denominator of which is the number of Common Shares that were in issue immediately prior to such event.


(B) The Company shall declare a dividend or distribution on the Series A First Preference Shares as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Shares (other than as described in (i) and (ii) of the first sentence of paragraph (A) above); provided that if no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issue of any Series A First Preference Share and such first Quarterly Dividend Payment Date), a dividend of US$1.00 per share on each Series A First Preference Share shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on a Series A First Preference Share from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A First Preference Share, unless the date of issue of such share is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such share shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on a Series A First Preference Share in an amount less than the total amount of such dividends at the time accrued and payable on such share shall be allocated pro rata among all such shares at the time in issue. The Directors may fix a record date for the determination of holders of Series A First Preference Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

Section 2.  AS REGARDS CAPITAL

     Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares ranking in order of priority after (either as regards income or capital) the Series A First Preference Shares unless, prior thereto, the holders of Series A First Preference Shares shall have received US$1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A First Preference Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or (2) to the holders of shares ranking in order of priority PARI PASSU with the Series A First Preference Shares (either as regards income or capital), except distributions made rateably on the Series A First Preference Shares and all such other shares ranking in order of priority PARI PASSU with the Series A First Preference Shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Company shall at any time after the Rights Date pay any dividend on Common Shares payable in Common Shares or effect a subdivision or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of shares of Series A First Preference Shares is entitled under the proviso in
     (1) of the preceding sentence shall be adjusted by multiplying the amount to which those holders would have been entitled (absent this adjustment) under the proviso in (1) of the preceding sentence by a fraction the numerator of which is the number of Common Shares that were outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     Section 3.  AS REGARDS VOTING

     Subject to and in accordance with the provisions of the Companies Acts and the Bye-laws of the Company (in particular, without limitation, paragraph (7) of the Schedule to the Bye-laws of the Company) at any meeting of the Company each holder of a Series A First Preference Share present in person shall be entitled to one vote on any question to be decided on a show of hands and each such holder present in person or by proxy shall be entitled on a poll to one vote for each Series A Preference Share held by him.

     Section 4.  AS TO CONVERSION

     The Series A First Preference Shares shall not be convertible into all or any other shares or securities of the Company.

     Section 5.  AS TO REDEMPTION

     The Series A First Preference Shares shall not be redeemable.

     Section 6.  CERTAIN RESTRICTIONS

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A First Preference Shares as provided in Section 1 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on issued Series A First Preference Shares shall have been paid in full, the Company shall not:

     (i) declare or pay dividends on, or make any other distributions on, any shares ranking in order of priority after the Series A First Preference Shares (either as regards income or capital);

     (ii) declare or pay dividends on, or make any other distributions on, any shares ranking in order of priority PARI PASSU with the Series A First Preference Shares (either as regards income or capital), except dividends paid rateably on the Series A First Preference Shares and all such other shares ranking PARI PASSU with them on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem, purchase or otherwise acquire for value any shares ranking in order of priority after the Series A First Preference Shares (either as regards income or capital) to the Series A First Preference Shares; provided that the Company may at any time redeem, purchase or otherwise acquire shares ranking in order of priority after the Series A First Preference Shares in exchange for shares of the Company ranking in order of priority after the Series A First Preference Shares (either as regards income or capital); or

     (iv) purchase or otherwise acquire for value any Series A First Preference Shares, or any shares ranking PARI PASSU with the Series A First Preference Shares (either as regards income or capital), except in accordance with a purchase offer made in writing or by publication (as determined by the Directors) to all holders of Series A First Preference Shares and all such other shares ranking pari passu upon such terms as the Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective classes and series, shall determine in good faith will result in fair and equitable treatment among the respective classes or series.

(B) The Company shall not enter into any consolidation, amalgamation, combination or other transaction under any applicable law in which the Common Shares are exchanged for or changed into other shares or securities, cash or any other property, unless in any such case the Series A First Preference Shares shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of shares, securities, cash or any other property, as the case may be, into which or for which each Common Share is changed or exchanged. If the Company shall at any time after the Rights Date pay any dividend on Common Shares payable in Common Shares or effect a subdivision or consolidation of the Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A First Preference Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares in issue immediately after such event and the denominator of which is the number of Common Shares that were in issue immediately prior to such event.

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

Section 7.  OTHER RIGHTS

(A) Any Series A First Preference Share purchased or otherwise acquired by the Company in any manner whatsoever shall be cancelled on acquisition thereof.

(B) The Series A First Preference Shares shall rank in order of priority (as regards income and capital) after all other classes and series of the Company's preference shares from time to time except any class or series that expressly provides that such class or series shall rank in order of priority after the Series A First Preference Shares. The rights conferred upon the holders of Series A First Preference Shares shall not be deemed to be varied by the creation or issue of further shares ranking in order of priority before, PARI PASSU with or after the Series A First Preference Shares.

Terms defined in the Bye-Laws (including the Schedule) of the Company shall have the same meanings in this resolution of the Directors attached as an Appendix to the Bye-Laws."

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

                                      APPENDIX B
                      TO THE BYE-LAWS OF TYCO INTERNATIONAL LTD.

                               Extract from Resolutions
     of the Board of Directors of Tyco International Ltd. (formerly ADT Limited)
                              effective on July 2, 1997
                     relating to the creation of further Series A
                               First Preference Shares

"RESOLVED that, subject to the powers of the Directors or any duly authorized committee of the Board of Directors of the Company to revoke this resolution or in any way amend the rights and restrictions attached to the Series A First Preference Shares at any time before the allotment of any such shares, with effect from the Effective Time(5):

(i) an additional 5,000,000 of the First Preference Shares be and are hereby designated as Series A First Preference Shares of US$1.00 each, so as to form a single series with the 2,500,000 Series A First Preference Shares designated as such by a resolution of the Board of Directors passed on November 4, 1996, and shall have attached to them the rights and shall be subject to the restrictions set out in Exhibit A in Appendix A to the bye-laws of the Company, as such rights and restrictions are amended by paragraph (ii) below;

(ii) the rights and restrictions attached to all the Series A First Preference Shares, as set out in Appendix A to the bye-laws of the Company, be and are hereby amended by:

       (a) deleting from the last sentence of paragraph (A) of Section 1 of Exhibit A the words "was entitled immediately prior to such event under (b) of the preceding sentence shall be adjusted by multiplying such amount" and substituting therefor the words: "is entitled under (b) of the preceding sentence shall be adjusted by multiplying the amount to which that holder would have been entitled (absent this adjustment) under (b) of the preceding sentence"; and

       (b) deleting from the last sentence of Section 2 of Exhibit A the words "were entitled immediately prior to such event under the proviso in (1) of the preceding sentence shall be adjusted by multiplying such amount" and substituting therefor the words "is entitled under the proviso in (1) of the preceding sentence shall be adjusted by multiplying the amount to which those holders would have been entitled (absent this adjustment) under the proviso in (1) of the preceding sentence"; and

(iii) in accordance with paragraph (2)(iii) of the schedule to the bye-laws of the Company, a copy of this resolution be annexed as Appendix B to the bye-laws of the Company."






__________________________
(5)    The "Effective Time" was July 2, 1997.

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